UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2022

JOANN Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40204	46-1095540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Darrow Road

Hudson, Ohio 44236

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 656-2600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	JOAN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

JOANN Inc. (the “Company”) is saddened to report that Matt Susz, the Company’s Executive Vice President, Chief Financial Officer & Strategy, passed away unexpectedly on June 15, 2022.

Following Mr. Susz’s unexpected death, the Company’s Board of Directors (the “Board”) has appointed, effective as of June 15, 2022, Tom Dryer, the Company’s Vice President and Controller, to serve as the Company’s interim Chief Financial Officer. Upon commencement of his appointment, Mr. Dryer assumed the duties of the Company’s principal financial officer and principal accounting officer.

Mr. Dryer, 56, was appointed Vice President, Controller in December 2011 after serving as the Company’s Director, Financial Planning since May 2011. He previously served as Director, Inventory Control from 2000 to 2011, Manager, SAP Project Implementation Team from 1998 to 2000, Manager, Merchandise Accounting from 1995 to 1998. Since joining the Company in 1989, Mr. Dryer has served in various roles of increasing responsibility in the Company’s finance and accounting departments and has a broad base of financial planning, financing reporting and accounting experience.

In connection with his appointment as interim Chief Financial Officer, Mr. Dryer will continue to receive his base salary, as well as short-term and long-term incentive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JOANN INC.

Dated: June 16, 2022	By:	/s/ Ann Aber
	Name:	Ann Aber
	Title:	Senior Vice President, Chief Legal Officer & Secretary